UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 6, 2017 (March 6, 2017)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	30-0868937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Coach Cove Sanford, MI	48657
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

There are statements in this Current Report on Form 8-K that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “expect” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  Although management believes that the assumptions underlying the forward looking statements included in this Current Report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Current Report will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT.

HPIL Holding (the “Company”) has become aware that on March 6, 2017, Louis Bertoli entered into a Stock Purchase Agreement (the “SPA”) with Nitin Amersey. Mr. Bertoli is currently the majority shareholder of the Company, beneficially owning 43,220,000 shares of the Company’s common stock, par value $0.0001, constituting approximately 84.8% of the Company’s issued and outstanding common stock as of the date of this Current Report.  Additionally, Mr. Bertoli serves as the Company’s President, Chief Executive Officer, and Chairman of the Board of Directors. Mr. Amersey currently beneficially owns 10,600 shares of the Company’s common stock, constituting less than 1% of the Company’s issued and outstanding common stock as of the date of this Current Report.  Additionally, Mr. Amersey serves as a Director and the Chief Financial Officer, Corporate Secretary and Treasurer of the Company.

Pursuant to the SPA, Mr. Bertoli intends to sell to Mr. Amersey 36,000,000 shares of the Company’s common stock for an aggregate purchase price of $344,160, or $0.00956 per share.  The SPA requires Mr. Amersey to deposit the purchase price into escrow on or before April 21, 2017, with the closing of the sale and transfer of the shares expected to occur on or about April 28, 2017, in accordance with the terms of that certain Escrow Agreement entered into by Mr. Bertoli, Mr. Amersey, and Thrasher Worth, LLC, in its capacity as escrow agent, dated March 6, 2017 (the “Escrow Agreement”).

Mr. Amersey has informed the Company that he expects to fund the purchase price to acquire the shares with borrowed funds, although he has yet to identify a lender. Following the closing of the SPA and transfer of the shares, Mr. Amersey is expected to be the majority shareholder and have control of the Company, beneficially owning 36,010,600 shares of the Company’s common stock, constituting approximately 70.65% of the Company’s issued and outstanding common stock as of the date of this Current Report. After closing, Mr. Bertoli will beneficially own 7,220,000 shares of the Company’s common stock, constituting approximately 14.17% of the Company’s issued and outstanding common stock as of the date of this Current Report.

The foregoing descriptions of the SPA and the Escrow Agreement are qualified in their entirety by reference to the SPA and the Escrow Agreement, which are filed herewith as Exhibits and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Exhibit
10.1*	Stock Purchase Agreement, by and between Louis Bertoli and Nitin Amersey, dated March 6, 2017.
10.2*	Escrow Agreement, by and among Louis Bertoli, Nitin Amersey and Thrasher Worth LLC, dated March 6, 2017.

*   Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: March 6, 2017	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary